UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Richard W. Evans, Jr. (“Mr. Evans”) will retire as Chief Executive Officer and Chairman of the Board of Cullen/Frost Bankers, Inc. (“Cullen/Frost”), effective as of March 31, 2016. At the request of Cullen/Frost, on July 30, 2015, Mr. Evans agreed to provide consulting services to Cullen/Frost for five years following his retirement date. In addition to providing the consulting services, Mr. Evans agreed not to compete with Cullen/Frost or to solicit any customers or employees of Cullen/Frost for the duration of the consulting term and for the three year period thereafter. Under the consulting agreement, Cullen/Frost agreed to pay Mr. Evans fees in the amount of $600,000 for the first year of the consulting term, with fees being reduced over the consulting term to $200,000 for final two years of the term.

Attached as Exhibit 10.1 is a copy of the consulting agreement, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

10.1	Consulting Agreement, dated July 30, 2015 between Cullen/Frost Bankers, Inc. and Richard W. Evans, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:    /s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President
and Chief Financial Officer

Dated:    July 31, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated July 30, 2015 between Cullen/Frost Bankers, Inc. and Richard W. Evans, Jr.